Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated effective the 3rd day of May, 2006, is made by and between VICIS CAPITAL MASTER FUND (the “Purchaser”), and CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation (the “Company”).

Article I

SALE OF SECURITIES

1.1 Sale of Securities. The Company has authorized the sale to the Purchaser of a convertible note in the original principal amount of $300,000 (the “Note”), and up to 300,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”). The Note and the Shares are referred to herein collectively as the “Securities.”

1.2 Purchase Price. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as defined in Section 1.3 hereof), the Securities. This offer is only being made to the Purchaser as an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws.

1.3 Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall be deemed to occur at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110, or at such other place as shall be mutually agreeable to the parties, at 5:00 p.m., Boston Time, on May 3, 2006 or such other date as be mutually agreeable to the parties (the “Closing Date”).

1.4 Closing Matters. At the Closing the following actions shall be taken:

(a) The Purchaser shall deliver $300,000 (the “Purchase Price”) to the Company in immediately available United States funds; and

(b) The Company shall deliver the Securities to the Purchaser.

(c) The Purchaser acknowledges and agrees that the Purchase Price will be deposited in an account maintained by the Company and that there is no escrow of funds and all funds may be utilized by the Company upon acceptance. There is no “minimum” sale amount and funds may be released to the Company and closings held, from time to time, as determined by the Company.

(d) The Company intends to use the proceeds derived from this sale to satisfy its working capital requirements. Management reserves the right to utilize the net proceeds of the sale in a manner in the best interests of the Company. The amount of the net proceeds that will be invested in particular areas of the Company’s business will depend upon future economic conditions and business opportunities. To the extent that the Company continues to incur losses from operations, such losses will be funded from its general funds, including the net proceeds of this sale.

1.5 Convertible Debt Financing. (a) The Purchaser acknowledges and understands the Company intends to consummate a subsequent financing of convertible senior secured debentures and warrants for an aggregate sales price of not less than $1,500,000 (which amount includes the $300,000 Purchase Price received by the Company in exchange for the Securities being sold hereunder) (such financing, the “Convertible Debt Financing”). The Purchaser further acknowledges and understands that upon the consummation of the Convertible Debt Financing, the Note issued pursuant to this Agreement will be converted into the securities issuable in such Convertible Debt Financing. Annexed hereto as Exhibit A is a term sheet summarizing the principal terms and conditions relating to the Convertible Debt Financing, and each Purchaser is strongly encouraged to read and understand such terms prior to making its investment in the Company.

(b) The Company further agrees that the Purchaser shall be entitled to have the Shares issued hereunder registered on the registration statement contemplated by the Convertible Debt Financing, pari passu, with the investors in the Convertible Debt Financing. The foregoing rights, however are subject to each Purchaser, however, agreeing to the terms and conditions pertaining to such registration as may be set forth in the registration rights agreement or other applicable agreement entered into by the Company and the investors in the Convertible Debt Financing.

Article II

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

(A) The Company owns, directly or indirectly, all of the capital stock of each material subsidiary of the Company (a “Subsidiary”) free and clear of any and all liens, other than restrictions on transfer under applicable securities laws, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company and Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry out the business in which it is engaged, except where the failure to have or be any of the foregoing may not be expected to have a material adverse effect on the Company’s presently conducted businesses. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business make such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Note, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations hereunder (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(B) The Company is authorized to issue 50,000,000 shares of Common Stock, $.0001 par value per share, and no shares of Preferred Stock, $.001 par value per share. Except as set forth in the Company’s existing Investor Rights Agreement dated as of December 30, 2005, no securities of the Company are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived. Except as a result of the purchase and sale of the Securities, except as disclosed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and except in connection with the consummation of the Company’s reverse merger transaction consummated on December 30, 2005, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any entity or person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not (except pursuant to their terms thereunder), immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any entity or person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(C) The Company has the requisite corporate power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement, to issue, sell and deliver the Securities, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company and no further action is required by the Company in connection therewith. When executed and delivered by the Company, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium or other laws or court decisions, now or hereinafter in effect, relating to or affecting the rights of creditors generally and as may be limited by general principles of equity and the discretion of the court having jurisdiction in an enforcement action (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(D) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement or the execution, issuance, sale or delivery of the Securities.

(E) Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the issuance, sale or delivery of the Securities other than (i) any filings required by state securities laws, (ii) the filing of a Notice of a Sale of Securities on Form D with the Commission under Regulation D of the Securities Act (iii) those that have been made or obtained prior to or contemporaneously with the date of this Agreement.

(F) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) violate, conflict with, or constitute a default or breach (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(G) The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or other rights of stockholders, and will be issued free and clear of all liens and encumbrances, other than restrictions on transfer under applicable securities laws. The Company has reserved from its duly authorized capital stock all of the Shares.

(H) Since December 30, 2005, the Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the period from December 30, 2005 and ending as of the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials filed during such period being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Article III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

By signing this Agreement, the Purchaser hereby represents and warrants to the Company as follows as an inducement to the Company to accept the subscription of the Purchaser:

(A) The Purchaser acknowledges and agrees that (i) the offering and sale of the Securities are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, (ii) the Securities have not been registered under the Securities Act and (iii) that the Company has represented to the Purchaser (assuming the veracity of the representations of the Purchaser made herein) that the Securities have been offered and sold by the Company in reliance upon an exemption from registration provided in Section 4(2) of the Securities Act and Regulation D thereunder. In accordance therewith and in furtherance thereof, the Purchaser represents and warrants to and agrees with the Company that it is an accredited investor (as defined in Rule 501 promulgated under the Securities Act).

(B) The Purchaser hereby represents and warrants that the Purchaser is acquiring the Securities hereunder for its own account for investment and not with a view to distribution, and with no present intention of distributing the Securities or selling the Securities for distribution. The Purchaser understands that the Securities are being sold to the Purchaser in a transaction which is exempt from the registration requirements of the Securities Act. Accordingly, the Purchaser acknowledges that it has been advised that the Securities have not been registered under the Securities Act and are being sold by the Company in reliance upon the veracity of the Purchaser’s representations contained herein and upon the exemption from the registration requirements provided by the Securities Act and the securities laws of all applicable states. The Purchaser’s acquisition of the Securities shall constitute a confirmation of the foregoing representation and warranty and understanding thereof.

(C) The Purchaser has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of making this investment, and the Purchaser has received such information requested by the Purchaser concerning the business, management and financial affairs of the Company in order to evaluate the merits and risks of making this investment. Further, the Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Company and of the Company’s contracts, agreements and obligations or needed to verify the accuracy of any information contained herein or any other information about the Company. Except as set forth in this Agreement, no representation or warranty is made by the Company to induce the Purchaser to make this investment, and any representation or warranty not made herein or therein is specifically disclaimed and no information furnished to the Purchaser or the Purchaser’s advisor(s) in connection with the sale were in any way inconsistent with the information stated herein. The Purchaser further understands and acknowledges that no person has been authorized by the Company to make any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Agreement.

(D) The Purchaser is making the foregoing representations and warranties with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Securities to the Purchaser for purposes of federal and state securities laws. Accordingly, the Purchaser represents and warrants that the information stated herein is true, accurate and complete, and agrees to notify and supply corrective information promptly to the Company as provided above if any of such information becomes inaccurate or incomplete. The Purchaser has completed this Agreement, has delivered it herewith and represents and warrants that it is accurate and true in all respects and that it accurately and completely sets forth the financial condition of the Purchaser on the date hereof. The Purchaser has no reason to expect there will be any material adverse change in its financial condition and will advise the Company of any such changes occurring prior to the Closing.

(E) The Purchaser is not subscribing for any of the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in Securities generally.

(F) The Purchaser has received certain information regarding the Company, including this Agreement, and other accompanying documents of the Company receipt of which is hereby acknowledged. The Purchaser has carefully reviewed all information provided to it and has carefully evaluated and understands the risks described therein related to the Company and an investment in the Company, and understands and has relied only on the information provided to it in writing by the Company relating to this investment. No agent prepared any of the information to be delivered to prospective investors in connection with this transaction. The Purchaser is advised to conduct its own review of the business, properties and affairs of the Company before subscribing to purchase the Securities.

(G) The Purchaser also understands and agrees that, although the Company will use its best efforts to keep the information provided in this Agreement strictly confidential, the Company or its counsel may present this Agreement and the information provided in answer to it to such parties as they may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Company or its affiliates is a party, or by which they are or may be bound or as otherwise required by law or regulatory authority.

(H) The individual signing below on behalf of any entity hereby warrants and represents that he/she is authorized to execute this Agreement on behalf of such entity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

(I) The purchase of the Securities involves risks which the Purchaser has evaluated, and the Purchaser is able to bear the economic risk of the purchase of such Securities and the loss of its entire investment. The undersigned is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Purchaser’s overall commitment to investments that are not readily marketable is not, and his acquisition of the Securities will not cause such overall commitment to become, disproportionate to his net worth and the Purchaser has adequate means of providing for its current needs and contingencies.

(J) The Purchaser acknowledges and agrees that there is no “minimum” offering amount for the Note and that there is no escrow of the funds deposited by the Purchaser for the purchase of the Note. The Purchaser acknowledges and agrees that funds may be immediately released to the Company.

(K) In entering into this Agreement and in purchasing the Securities, the Purchaser further acknowledges that:

(i) The Company has informed the Purchaser that the Securities have not been offered for sale by means of general advertising or solicitation and the Purchaser acknowledges that it has either a pre-existing personal or business relationship with either the Company or any of its officers, directors or controlling person, of a nature and duration such as would enable a reasonable prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the Company and an investment in the Company’s Securities.

(ii) Neither the Securities nor any interest therein may be resold by the Purchaser in the absence of a registration under the Securities Act or an exemption from registration. In particular, the Purchaser is aware that all of the foregoing described Securities will be “restricted securities”, as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144, unless the conditions thereof are met. Other than set forth in this Agreement, the Company has no obligation to register any securities purchased or issuable hereunder.

(iii) The following legends (or similar language) shall be placed on the certificate(s) or other instruments evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS [PROMISSORY NOTE] [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(iv) The Company may at any time place a stop transfer order on its transfer books against the Securities. Such stop order will be removed, and further transfer of the Securities will be permitted, upon an effective registration of the respective Securities, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

Article IV

INDEMNIFICATION

4.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

4.2 Indemnification by the Purchaser. The Purchaser agrees to defend, indemnify and hold harmless the Company and shall reimburse The Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

4.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 4.1 or 4.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchaser and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

ARTICLE V

MISCELLANEOUS

5.1 Survival. The representations and warranties set forth in Articles II and III hereof shall survive the Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement. No party makes any additional or implied representations other than those set forth herein.

5.2 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel.

5.3 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter.

5.4 Binding Effect of Subscription. The Purchaser hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Purchaser is not entitled to cancel, terminate or revoke this Agreement and that this Agreement shall be binding upon and inure to the benefit of the Purchaser and its successors and assigns.

5.5 Captions. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

5.6 No Waiver. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

5.7 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or, if to the Company, the Company’s executive office, or (b) delivered personally at such address.

5.8 Execution. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, or all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

5.9 Severability. Each provision of this Agreement is intended to be severable from every other provisions, and the invalidity or illegality of any portion hereof, shall not affect the validity or legality of the remainder hereof.

5.10 Non-Assignment. This Agreement is not transferable or assignable by the Purchaser except as may be provided herein.

5.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

5.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and permitted assigns.

Signature page to Securities Purchase Agreement Follows

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date first written above.

THE COMPANY:

CHINA MEDIA NETWORKS INTERNATIONAL, INC.:

/s Brian Lesperance

By: Brian Lesperance

Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND

By: Vicis Capital, LLC

By: /s/ Shad Stasney

Name: Shad Stasney

Title: Member

Address	of Purchaser c/o Vicis Capital, LLC

126 E. 56th Street, 7th Floor

New York, NY 10022

Attn: Shad Stastney

The Purchaser is an Accredited Investor because the Purchaser is (check appropriate item):

•

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Note offered, with total assets in excess of $5,000,000;

•	a natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase exceeds $l,000,000;

•

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Note offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

•

an entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Purchaser must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor); or

•	a director or officer of the Company.

2

EXHIBIT A

Term Sheet for Convertible Debt Financing

[Parties agreed to Securities Purchase Agreement without finalizing the Term Sheet for Convertible Debt Financing in the interests of time and costs.]

EXHIBIT B

Form of Note

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE CAN BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

CONVERTIBLE PROMISSORY NOTE

$300,000.00	Marlboro, Massachusetts
May 3, 2006

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this convertible promissory note (this “Note”), CHINA MEDIA NETWORKS INTERNATIONAL, INC., a Nevada corporation with its principal place of business at 237 Cedar Hill Street, Marlboro, MA (the “Company”), absolutely and unconditionally promises to pay to the order of VICIS CAPITAL MASTER FUND (the “Holder”), the principal amount of Three Hundred Thousand Dollars ($300,000.00), together with interest as specified in §2 hereof. Notwithstanding anything to the contrary set forth in this Note, in the event of the consummation of a Convertible Debt Financing (as defined in §5.2 hereof) while any portion of the Loan Balance (as defined in §5.2 hereof) shall remain outstanding, the then outstanding Loan Balance shall, contemporaneously with the consummation of such Convertible Debt Financing, be converted into a Convertible Debenture (as defined in §5.2 hereof). This Note is issued in connection with a certain Securities Purchase Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Note. By its acceptance of this Note, the Holder agrees to be bound by the terms of the Purchase Agreement.

§1. Maturity; Waivers. The entire outstanding Loan Balance shall automatically become due and payable on the earlier of (a) 5:00 P.M., Boston, Massachusetts time on May 3, 2007, and (b) the date of the consummation of a Convertible Debt Financing (in any such case, the “Maturity Date”). The Company and every endorser and guarantor of this Note or the obligations represented hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other party or person primarily or secondarily liable.

§2. Interest; No Commitment. This Note shall bear interest on the principal amount outstanding and unpaid from time to time at a rate of 10% per annum from the date hereof until paid in full. Interest shall be calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and shall accrue and be payable upon the Maturity Date or, thereafter, if any amounts are due and owing by the Company under this Note, then upon demand.

§3. Prepayment. The Company may prepay, in whole or in part, the outstanding Loan Balance, without the prior written consent of the Holder and without premium or prepayment penalty; provided, that the Company shall pay all accrued and unpaid interest through the date of prepayment (unless such interest included in the Loan Balance has been converted pursuant to the terms of §5 hereof) on the principal amount prepaid. All payments to be made by the Company hereunder shall be made in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever.

§4. Acceleration Events. If any of the following events or circumstances (each an “Acceleration Event”) shall occur:

(a) the Company shall fail to pay any amount of principal or interest or other amount (if any) due under this Note within ten (10) days after the date on which such amount is due and payable hereunder or thereunder; or

(b) the Company (or a material subsidiary of the Company) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company (or a material subsidiary of the Company) or of any substantial part of its assets or shall commence any case or other proceeding relating to its assets under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or shall take any action to authorize or in furtherance of any of the foregoing; or any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company (or a material subsidiary of the Company), and the same shall not have been dismissed within sixty (60) days of the filing or commencement thereof or the Company (or a material subsidiary of the Company) shall indicate its approval thereof, consent thereto or acquiescence therein; or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company (or a material subsidiary of the Company) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of the Company (or a material subsidiary of the Company) in an involuntary case under any such bankruptcy or insolvency laws; or

2

(c) the Company (or a material subsidiary of the Company) shall take any corporate action to liquidate its assets, dissolve or sell all or substantially all of its assets or capital stock, or otherwise, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity unless the Company shall be the surviving legal entity of such consolidation or merger;

then, the Holder, at the Holder’s option at any time thereafter, may declare the then entire and unpaid Loan Balance and all fees and expenses (if any) payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder (an “Acceleration”) without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company; provided, that in the event of an Acceleration under §§ 4(b) or 4(c) hereof, all such amounts shall become and be immediately due and payable, and an Acceleration shall be deemed for all purposes hereof to have occurred, automatically and without any requirement of notice from the Holder.

§5. Conversion. This Note shall be convertible pursuant to the terms and provisions of this §5.

§5.1. Conversion Rights. Upon the consummation of a Convertible Debt Financing, the then entire outstanding Loan Balance shall be required to be converted, simultaneously with the closing of such Convertible Debt Financing and without any action required of the Holder, into a Convertible Debenture. Upon any such conversion, the principal amount of the Convertible Debenture shall equal the then outstanding Loan Balance.

§5.2. Certain Definitions. For all purposes of this Note, the following terms shall have the respective meanings set forth below:

“Common Stock” shall mean and include the Company’s Common Stock, $0.0001 par value per share, authorized as at the date of this Note, and any class or series of capital stock of the Company into which such Common Stock is reclassified or exchanged after the date of this Note as provided herein.

“Convertible Debentures” shall mean the convertible senior secured debentures of the Company issued in the Convertible Debt Financing.

“Convertible Debt Financing” shall mean the Company’s issuance and sale after the date of this Note, at one or more related closings, to one or more venture capital firms, other institutional investors or other accredited investors, for the purpose of raising capital for the Company, of Convertible Debt Financing Securities, for an aggregate sales price of not less than $1,500,000

3

(which amount shall include the then outstanding Loan Balance being converted into a Convertible Debenture in connection therewith), on substantially the terms and conditions set forth in the term sheet included as part of the Purchase Agreement.

“Convertible Debt Financing Securities” shall mean the Convertible Debentures and the Convertible Debt Financing Warrants.

“Convertible Debt Financing Warrants” shall mean the Common Stock purchase warrants of the Company issued in connection with the Convertible Debt Financing.

“Loan Balance” shall mean, as of any relevant date, the entire unpaid principal balance of this Note as of such date, together with all then accrued but unpaid interest thereon.

§5.3. Conversion Mechanism.

(a) The Company agrees to give the Holder prior written notice of the contemplation of the Convertible Debt Financing, including all of the material terms and provisions thereof, not later than ten (10) days prior to the anticipated completion thereof. This Note shall automatically and without any required action of the Holder convert into a Convertible Debenture upon the consummation of a Convertible Debt Financing. Conversion of this Note shall be made upon surrender of this Note by the Holder to the Company at its principal place of business set forth in §7 hereof (or at such other office as the Company shall designate by notice in writing to the Holder from time to time in accordance with the provisions of §7 hereof); provided, however, that no Convertible Debenture shall be issued to the Holder until the Holder shall have surrendered this Note as aforesaid, and until such time, this Note shall represent only the right to receive a Convertible Debenture upon the surrender hereof.

(b) The Company agrees that, at the time of such surrender by the Holder of this Note in compliance with the provisions hereof, the Convertible Debenture issuable pursuant to such surrender shall be and be deemed to be issued to the Holder (or the Holder’s permitted transferee or designee) as the record owner of such Convertible Debenture as of the close of business of the Company on the date on which this Note shall have been so surrendered as aforesaid. In addition, the Holder shall thereupon (i) be permitted to become a party to, and shall have the benefit of all of the rights granted to and shall be subject to all of the obligations of the other purchasers of Convertible Debt Financing Securities in connection with the Convertible Debt Financing pursuant to, each of the documents, instruments and agreements executed and delivered by and between and/or among the Company and such other purchasers of Convertible Debt Financing Securities in connection with such the Convertible Debt Financing, and (ii) upon its surrender of this Note and execution of the appropriate agreements and instruments for the Convertible Debt Financing,

4

shall be issued a Convertible Debt Financing Warrant for such number of shares of Common Stock as is specified in the appropriate agreements or instruments executed in connection with the Convertible Debt Financing.

(c) The instruments evidencing the Convertible Debt Financing Securities to be issued to the Holder shall be delivered to the Holder (or the Holder’s permitted transferee or designee) within a reasonable time, not exceeding five (5) days, after the date on which this Note shall have been surrendered by the Holder.

(d) This Note may be converted once and only once.

§6. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new promissory note of like tenor and date, and in the principal balance then outstanding, in lieu of this Note.

§7. Communications and Notices. All notices, demands, requests, certificates or other communications under this Note shall be in writing and shall be either mailed by certified mail, postage prepaid, in which case such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable, or by private expedited courier for over-night delivery with signature required, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be:

(a) if to the Company, at 237 Cedar Hill Street, Marlboro, Attention: President, or at such other address as the Company may have furnished in writing to the Holder; and

(b) if to the Holder, at c/o Vicis Capital, LLC, 126 E. 56th Street, 7th Floor, New York, NY 10022, Attn: Shad Stastney, or at such other address as the Holder may have furnished in writing to the Company.

§8. Miscellaneous.

(a) If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed.

5

(b) The Holder may not assign, pledge or otherwise transfer this Note, or the Holder’s rights or obligations hereunder, without the prior written consent of the Company. Subject to the foregoing, this Note shall be binding upon, and inure to the benefit of, the Company’s and the Holder’s respective successors in title and assigns.

(c) This Note for all purposes shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to the laws or rules of law applicable to conflict or choice of law).

(d) The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. The failure of the Holder to exercise any or all of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(e) Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding Loan Balance and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

(f) This Note and any provision hereof may be amended only by an instrument in writing signed by the Company and the Holder.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:
Name:	Brian Lesperance
Title:	President and Treasurer

7